March 7, 2025

Office of the Chief Accountant Securities and Exchange Commission 100 F Street, N.E.

Washington, DC 20549

Re:	Cantor Fitzgerald High Income Fund and Cantor Fitzgerald Equity Opportunity Fund (the “Funds”), each a series of Cantor Select Portfolios Trust, Commission File Number 811-23774

(formerly the Aquila High Income Fund and Aquila Opportunity Growth Fund, each a series of Aquila Funds Trust, Commission File Number 811-3578)

To whom it may concern:

We have received a copy of, and are in agreement with, the statements concerning our Firm being made by the Funds pursuant to Item 304(a) of Regulation S-K in its Form N-CSR to be filed on or about March 10, 2025, captioned “Changes In and Disagreements with Accountants.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report.

Sincerely,

Tait, Weller & Baker LLP

cc: Christine Palermo, Assistant Treasurer Cantor Select Portfolios Trust

110 East 59th Street

New York, NY 10022

Tait Weller • Philadelphia Office • O: 215.979.8800 • F: 215.979.8811 • Two Liberty Place • 50 S. 16th Street • Suite 2900 • Philadelphia, PA 19102-2529